        COVER

SOUTHERN PACIFIC RAIL
CORPORATION THRIFT PLAN


Financial Statements (Modified Cash Basis) as of and for the Years Ended December 31, 1997 and 1996,
Supplementary Schedule (Modified Cash Basis) for the Year Ended December 31, 1997 and Independent Auditors' Report
SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN


        INDEX

TABLE OF CONTENTS


                                                             Page

INDEPENDENT AUDITORS' REPORTS                                 1-2

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997 AND 1996
 AND FOR THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits
   (Modified Cash Basis)                                       3

  Statements of Changes in Net Assets Available for Benefits
(Modified Cash Basis)                                          4

  Notes to Financial Statements (Modified Cash Basis)         5-12

SUPPLEMENTAL SCHEDULE - (MODIFIED CASH BASIS) FOR THE YEAR
 ENDED DECEMBER 31, 1997:

  Item 27d - Schedule of Reportable Transactions
   (Modified Cash Basis)                                       13




Additional Supplemental Schedules required by the Employee
Retirement Income Security Act of 1974 are disclosed separately in Master Trust reports filed with the Department of Labor or are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


The Thrift Plan Committee
Southern Pacific Rail Corporation Thrift Plan

We have audited the accompanying statement of net assets available for benefits (modified cash basis) of Southern Pacific Rail Corporation Thrift Plan (the Plan) as of December 31, 1997, and the related statement of changes in net assets available for benefits (modified cash basis) for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Plan's financial statements as of and for the year ended December 31, 1996, were audited by other auditors whose report, dated June 20, 1997, except as to
Note 9, dated October 10, 1997, expressed an unqualified opinion on those statements and included an explanatory paragraph that described the modified cash basis of accounting discussed in Note 2 to the financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, these financial statements and supplemental schedule were prepared on a modified cash basis, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the 1997 financial statements present fairly, in all material respects, the net assets available for benefits of Southern Pacific Rail Corporation Thrift Plan as of December 31, 1997, and changes in net assets available for benefits for the year then ended, on the basis of accounting described in Note 2.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole.
The supplemental schedule (modified cash basis) listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement
Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in the audit of the basic 1997 financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic 1997 financial statements taken as a whole.


DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 17, 1998

INDEPENDENT AUDITORS' REPORT


The Thrift Plan Committee
Southern Pacific Rail Corporation Thrift Plan:

We have audited the accompanying statement of net assets available for benefits (modified cash basis) of Southern Pacific Rail Corporation Thrift Plan (the Plan) as of December 31, 1996, and the related statement of changes in net assets available for benefits (modified cash basis) for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, these financial statements were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Southern Pacific Rail Corporation
Thrift Plan as of December 31, 1996, and changes in net assets available for benefits for the year then ended, on the basis of accounting described in Note 2.




/s/KPMG Peat Marwick LLP

San Francisco, California
June 20, 1997, except as to Note 9,
  which is as of October 10, 1997

          SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR
                  BENEFITS (MODIFIED CASH BASIS)
                  DECEMBER 31, 1997 AND 1996


                                                   1997           1996

ASSETS

Investments at fair value (Notes 2, 3 and 10)  $181,831,117   $ 69,696,833
Investments at contract value (Note 3)                 -       118,576,813
Receivable from broker                                 -            19,417
Investment income receivable                           -           695,265
                                               ------------   ------------
           Total assets                         181,831,117    188,988,328

LIABILITIES

Unsettled stock sale                                   -             1,412
                                               ------------   ------------
NET ASSETS AVAILABLE FOR BENEFITS              $181,831,117   $188,986,916
                                               ============   ============



The accompanying notes are an integral part of these financial statements.

SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(MODIFIED CASH BASIS)
YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                        1997          1996

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income (Note 10):
    Interest                                      $  7,580,201   $  8,325,983
    Dividends                                        3,191,940         14,673
    Net appreciation in fair value of
        investments (Note 3)                        12,656,999      9,741,416
                                                  ------------   ------------
           Total investment income                  23,429,140     18,082,072

  Contributions (Note 10):
    Employee                                         4,943,311      6,507,155
    Employer                                         2,184,349      2,816,930
                                                  ------------   ------------
           Total contributions                       7,127,660      9,324,085
                                                  ------------   ------------
           Total additions                          30,556,800     27,406,157
                                                  ============   ============
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
  Distribution to participants (Note 10)            37,541,145     14,963,502
  Investment and administrative expenses               171,454        423,657
                                                  ------------   ------------
           Total deductions                         37,712,599     15,387,159
                                                  ------------   ------------
INCREASE (DECREASE) IN NET ASSETS AVAILABLE
  FOR BENEFITS                                      (7,155,799)    12,018,998

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                188,986,916    176,967,918
                                                  ------------   ------------
  End of year                                     $181,831,117   $188,986,916
                                                  ============   ============


The accompanying notes are an integral part of these financial statements.

SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS (MODIFIED CASH BASIS)
YEARS ENDED DECEMBER 31, 1997 AND 1996


1. DESCRIPTION OF PLAN

   The following description of the Southern Pacific Rail
   Corporation Thrift Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

   General - The Plan is a defined contribution plan which was established by Rio Grande Holding, Inc. (RGH) on
   January 1, 1982 as an individual account savings and investment plan for employees of RGH and its subsidiaries (the RGH participants). RGH is a wholly owned subsidiary of Southern Pacific Rail Corporation
   (SPRC).  SPRC adopted the Plan and became its sponsor.
   SPRC and its subsidiaries that are participating in the Thrift Plan are collectively referred to as the Company.
   The Plan is subject to the provisions of the Employee
   Retirement Income Security Act of 1974 (ERISA).

   Employees of participating employers not subject to a collective bargaining agreement and not paid on an hourly basis are immediately eligible to participate in the Plan. In addition, certain employees which are currently covered under collective bargaining agreements who were previously not covered have been allowed to continue participation in the Plan.

   Contributions - Plan participants may elect to make employee contributions in an amount not less than 1% nor more than 16% of their salary. These contributions may be made on either an after-tax or a before-tax basis, or a combination of the two, provided the total contribution does not exceed the lesser of 16% of salary or the applicable Internal Revenue Code annual limitation of $9,500. The employer matches the first 3% of employee contributions (whether before-tax or after-tax) on a dollar-for-dollar basis. All contributions are subject to limitations imposed by the Internal
   Revenue Code such as those under Sections 401(a)(17), 401(k), 401(m), 402(g) and 415. Effective January 1,
   1998, the Plan was amended to disallow any participant contributions after December 31,1997.

   Participant's Accounts - Each participant's account is credited with his or her own contributions, employer contributions and an allocation of the Plan's earnings
   (or losses) based on the type of investments selected and their performance. The allocation of earnings (or losses) is based on each participant's account balance by investment type.

   Vesting - Participant and employer contributions are fully vested when made.

   Investment Options - For 1997, upon enrollment in the plan, a participant may direct contributions in 5% increments in any of eight investment options:

    Union Pacific Common Stock Fund - Funds are primarily invested in common stock of Union Pacific Corporation.

    Union Pacific Equity Index Fund - Funds are primarily invested in shares of a registered investment company that invests in common stocks in a manner designed to closely track the investment performance of the Standard and Poor's 500 Composite Stock Index.

    Union Pacific Fixed Income Fund - Funds are primarily invested in guaranteed investment contracts held with insurance companies rated at least A-1 by Standard and Poors. Funds are also invested in a registered investment company that invests in guaranteed investment contracts.
    Vanguard/Wellington Fund - Funds are invested in shares of a registered investment company that invests in common stocks and fixed income securities.
    Vanguard Money Market Reserves Prime Portfolio (VMMR
    Prime Portfolio) - Funds are invested in shares of a registered investment company that invests in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S. Government Securities, and other short-term obligations with the objective of preserving principal while providing income.
    Vanguard U.S. Growth Fund - Funds are invested in shares of a registered investment company that invests in the common stock of established U.S. growth companies.
    Vanguard International Growth Portfolio Fund - Funds are invested in shares of a registered investment company that invests in foreign common stocks with high growth potential.
    Vanguard Bond Index Fund - Funds are invested in shares of a registered investment company that invests in fixed income securities in a manner which is designed to closely track the investment performance of the Lehman Brothers Aggregate Bond Index.

   For 1996, upon enrollment in the plan, a participant may direct contributions in 1% increments in any of six investment options:

    Fixed Investment Fund - Funds are invested in high quality investment contracts with a diversified group of insurance companies, banks and other financial institutions.
    Value Equity Fund - Funds are invested in shares of the Invesco Retirement Trust Equity Fund (a trust company commingled fund). The fund primarily invests in common stocks and securities convertible into common stock.
    Balanced Fund - Funds are invested in shares of the Invesco Retirement Trust Flex Fund (a trust company commingled fund). The fund contains a mix of stocks and high quality bonds.
    International Equity Fund - Funds are invested in the
    Capital Guardian International (Non-U.S.) Equity Fund
    (a trust company commingled fund). The fund invests in a portfolio comprised primarily of securities of non-
    U.S. issuers and securities whose principal markets are outside of the United States.
    Stock Fund - Funds are invested in common stock of Union Pacific Corporation.
    Growth Equity Fund - Funds are invested in shares of the Invesco Trust Company Common Stock Fund (a trust company commingled fund). The funds consist primarily of small and large capitalization stocks with strong earnings growth.

   Resources Stock Fund - In September 1996, the Union
   Pacific Corporation (UPC) Board of Directors declared a special dividend consisting of the shares of Union
   Pacific Resources Group ("Resources") common stock owned by UPC ("the Spin-Off"). As a result of the Spin-Off, each of the UPC's stockholders received 0.846946 of a share of Resources common stock for each share of UPC common stock held by such stockholders at the September
   26, 1996 record date for the distribution. The shares were transferred at market value from the UPC Stock Fund to the Resources Stock Fund. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of UPC common stock held in the account. The shares received have been placed in the Resources Stock Fund ("Resources
   Stock"). Future contributions to Resources Stock are not permitted.

   Loans to Participants - Effective January 1, 1998, participants are eligible to make a loan from their accounts. The amount of a loan is limited to one-half of the vested value of a participant's accounts and subject to a minimum and maximum loan amount. As the loan is repaid, all principal and interest payments will be credited to the participant's account according to an investment election made by the participant at the time of the loan application. Participants' loans, which are secured by the participant's individual account balances, bear a fixed rate of interest set by the Plan
   Administrator based on interest rates then being charged on similar loans, and are repayable over periods not exceeding five years, except loans relating to a principal residence, in which case the term of the loan shall not exceed fifteen years.

   Payment of Benefits - Benefits are payable to a participant upon retirement, disability, death or termination of employment. Subject to certain hardship rules and limits, a participant may also withdraw employer and employee contributions under other circumstances. The benefit to which a participant is entitled is the benefit that can be provided from that participant's account net of any withholding for federal income taxes. Benefits are recorded when paid.

   Plan Administration - The Plan is administered by the
   Senior Vice President, Human Resources of the Union
   Pacific Corporation. In 1997 and 1996, respectively, the Plan paid investment management fees of $163,617 and $418,047. Administration expenses paid totaled $7,837 and $5,610 for 1997 and 1996, respectively. The majority of administrative expenses in both 1997 and 1996 were paid by the Company. Investment management fees at Vanguard are paid directly from fund earnings.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The accounts of the Plan are maintained, and the accompanying financial statements and information have been prepared, on the modified cash basis to carry investments at fair value, and to reflect the accrual of investment income and brokerage transactions. Consequently, revenues and related assets are recognized when received rather than when earned except for investment carrying value, investment income and brokerage transactions and expenses are recognized when paid rather than when the obligation is incurred.
   Accordingly, the financial statements are not intended to present net assets available for benefits and changes in net assets available for benefits in accordance with generally accepted accounting principles.

   Use of Estimates - The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Investment Valuation and Income Recognition -
   Investments in the Union Pacific Common Stock Fund,
   Resources Stock Fund, Vanguard Wellington Fund, Union
   Pacific Equity Index Fund, Vanguard U.S. Growth Fund,
   Vanguard International Growth Portfolio Fund, and the
   Vanguard Bond Index Fund are valued at fair value as determined by quoted market prices. Investments in the Fixed Income Fund and the Vanguard Money Market Reserves
   - Prime Portfolio are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

3. INVESTMENTS

   The following table presents the fair value of investments:


                                                        December 31,
                                                    1997            1996
Investments at Fair Value as Determined by
  Quoted Market Price:
    Master trust                              $ 79,300,412      $       -
    Common stock                                      -            2,707,119
    Commingled funds                                  -           62,546,639
                                              ------------      ------------
                                                79,300,412        65,253,758
                                              ------------      ------------
Investments at Estimated Fair Value:
  Master trust                                 102,530,705              -
  Short-term investments                              -            4,443,075
                                              ------------      ------------
                                               102,530,705         4,443,075
                                              ------------      ------------
Investments at Contract Value:
  Fixed income annuity contracts                      -          118,576,813
                                              ------------      ------------
                                              $181,831,117      $188,273,646
                                              ============      ============

   During 1997 and 1996, the Plan's investments (including bought, sold and held during the year) appreciated
   (depreciated) in value by $12,656,999 and $9,741,416,
   respectively, as follows:

                                             Year Ended December 31,
Net Change in Fair Value                        1997          1996

Investments at Fair Value as Determined by
  Quoted Market Price:
    Master trust                           $ 5,345,207    $     -
    Commingled funds                         6,964,859     9,045,927
    Common stock                               420,977       695,489
                                           -----------    ----------
                                            12,731,043     9,741,416
                                           -----------    ----------
Investments at Estimated Fair Value:
  Master trust                                 (74,044)         -
                                           -----------    ----------
Net change in fair value                   $12,656,999    $9,741,416
                                           ===========    ==========

4. MASTER TRUST

   The assets comprising the Master Trust are presented in the following table:


                                                      December 31,
                                                          1997

Common Stock                                        $180,366,490
Mutual Funds                                         449,880,397
Guaranteed Investment Contracts                      201,246,115
Participant Loans                                     18,826,627
                                                    ------------
                                                    $850,319,629
                                                    ============

   Total interest and dividends of the Master Trust was $42,436,033 for the year ended December 31, 1997.
   During 1997, the Master Trust's investments (including investments bought, sold, and held during the year) appreciated in value by $51,517,049 as follows:

                                                      December 31,
Net appreciation (depreciation)                              1997

 Common Stocks                                           $(2,627,738)
 Mutual Funds                                             54,009,125
 Guaranteed Investment Contracts                             135,662
                                                         -----------
Net change in fair value                                 $51,517,049
                                                         ===========

   At December 31, 1997, the Plan held a percentage interest in the Master Trust of 21.4%. The Plan held no interest during 1996. Assets, liabilities, investment income, and security gains and losses are allocated monthly to the Plan based on its equity in the investments of the Master Trust.

5. PLAN AMENDMENTS

   On August 15, 1997, the Plan was amended to expand and clarify specific aspects of the plan document. This amendment did not significantly alter the underlying policies of the Plan. The amendment allows participants with account balances as of December 31, 1989 to make monthly, quarterly, or annual installment distributions
   (which need not be equal in amount) over a period of not more than 25 years. All other participants are allowed to receive equal monthly or annual installment distributions over the lesser of ten years or their life expectancy or the life expectancy of the participant and his/her beneficiary.

   The August 15, 1997 amendments also included an amendment effective March 31, 1997, permitting employees who continued to work with Pacific Motor Transport
   Company after its sale, to take distribution in a lump sum on or before December 31, 1999.

   Effective January 1, 1998, the Plan was amended to disallow any participant contributions after December
   31, 1997. Also effective January 1, 1998, the Plan was amended to allow participants to make loans from their accounts in an amount not to exceed the lesser of 50% of their balance or $50,000.

6. TAX STATUS

   The Plan received a favorable determination letter from the Internal Revenue Service on February 8, 1996 which stated that the Plan is qualified under the provisions of Sections 401(a) of the Internal Revenue Code, as amended, and exempt from federal income taxes under
   Section 501(a). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan is being operated in compliance with the applicable requirements of the Internal Revenue Code. With respect to the operation of the Plan, Plan management is aware of certain operational defects which could adversely affect the tax-exempt status of the Plan. These operational defects will be corrected through the use of the Voluntary Compliance Resolution (VCR) program. Submission of the VCR program was made on December 16, 1996. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7. MERGER WITH UNION PACIFIC

   On September 11, 1996, a subsidiary of Union Pacific
   Corporation (UPC) completed its acquisition of SPRC through an exchange of cash and UPC stock for all of the outstanding shares of SPRC not already owned by UPC. As a result, SPRC shares owned by the Plan were exchanged for a combination of cash and UPC stock. The 90,162 shares owned by the Plan were converted into 25,601 shares of UPC stock and $679,525 of cash was transferred to the Fixed Investment Fund. Also, the Plan was amended to permit Plan participants to invest in UPC stock to replace the previous option to invest in SPRC stock.

8. PLAN TERMINATION

   Although the Plan is intended to be continued by the Southern Pacific Rail Corporation (the Corporation), the
   Corporation reserves the right to amend or terminate the Plan. All funds shall continue to be held for distribution as provided in the Plan.

9. NONEXEMPT TRANSACTION

   Subsequent to December 31, 1996, the Plan sponsor discovered that during 1996 it had failed to transmit one participant's contribution as soon as reasonably segregable. As of October 10, 1997, the participant's contribution in the amount of $48 has been restored, and the Plan sponsor has made an additional contribution to the Plan for earnings on the delayed contribution.

10.FUND INFORMATION

   Investments, investment income, contributions and distributions to participants by fund are as follows for the years ended December 31, 1997 and 1996:


                                                      1997          1996
Investments:
  Fixed Investment Fund                         $     -         $123,019,888
  Value Equity Fund                                   -           34,779,427
  Balanced Fund                                       -           16,683,492
  International Equity Fund                           -            3,588,080
  Growth Equity Fund                                  -            7,495,640
  Union Pacific Common Stock Fund                 3,649,129        2,078,775
  Union Pacific Equity Index Fund                39,246,723                -
  Union Pacific Fixed Income Fund               102,175,722                -
  Resources Stock Fund                              419,853          628,344
  Vanguard/Wellington Fund                       21,254,363                -
  VMMR Prime Portfolio                              354,983                -
  Vanguard U.S. Growth Fund                      11,225,160                -
  Vanguard International Growth Portfolio Fund    3,451,628                -
  Vanguard Bond Index Fund                           53,556                -
                                               ------------     ------------
                                               $181,831,117     $188,273,646
                                               ============     ============
Investment income:
  Fixed Investment Fund                        $  3,278,325     $  8,325,983
  Value Equity Fund                               4,335,308        5,705,655
  Balanced Fund                                   1,574,122        2,011,292
  International Equity Fund                         476,979          385,150
  Growth Equity Fund                                578,511          943,830
  Union Pacific Common Stock Fund                   244,840          701,234
  Union Pacific Equity Index Fund                 5,548,473                -
  Union Pacific Fixed Income Fund                 4,321,507                -
  Resources Stock Fund                              (92,375)           8,928
  Vanguard/Wellington Fund                        2,409,685                -
  VMMR Prime Portfolio                                9,310                -
  Vanguard U.S. Growth Fund                         976,303                -
  Vanguard International Growth Portfolio Fund     (232,310)               -
  Vanguard Bond Index Fund                              462                -
                                               ------------     ------------
                                               $ 23,429,140     $ 18,082,072
                                               ============     ============

                                                  1997             1996

Contributions:
  Fixed Investment Fund                        $ 1,605,842     $ 5,148,402
  Value Equity Fund                                698,345       2,105,276
  Balanced Fund                                    378,395       1,083,166
  International Equity Fund                         99,409         307,963
  Growth Equity Fund                               230,976         545,057
  Union Pacific Common Stock Fund                  205,142         134,221
  Union Pacific Equity Index Fund                  919,990               -
  Union Pacific Fixed Income Fund                1,886,218               -
  Resources Stock Fund                                   -               -
  Vanguard/Wellington Fund                         581,213               -
  VMMR Prime Portfolio                                 692               -
  Vanguard U.S. Growth Fund                        377,133               -
  Vanguard International Growth Portfolio Fund     138,173               -
  Vanguard Bond Index Fund                           6,132               -
                                               -----------     -----------
                                               $ 7,127,660     $ 9,324,085
                                               ===========     ===========

Distributions to participants:
  Fixed Investment Fund                        $10,147,734     $12,255,829
  Value Equity Fund                              1,831,273       1,731,128
  Balanced Fund                                  1,211,753         644,223
  International Equity Fund                        277,421          67,148
  Growth Equity Fund                               293,790         212,473
  Union Pacific Common Stock Fund                2,760,222          52,701
  Union Pacific Equity Index Fund                3,211,686               -
  Union Pacific Fixed Income Fund               13,261,296               -
  Resources Stock Fund                             108,886               -
  Vanguard/Wellington Fund                       2,038,630               -
  VMMR Prime Portfolio                             357,698               -
  Vanguard U.S. Growth Fund                      1,590,503               -
  Vanguard International Growth Portfolio Fund     450,253               -
  Vanguard Bond Index Fund                               -               -
                                               -----------     -----------
                                               $37,541,145     $14,963,502
                                               ===========     ===========

RELATED PARTY TRANSACTION

   As of May 30, 1997, the Plan invests in various funds managed by Vanguard Fiduciary Trust Company. Vanguard
   Fiduciary Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest. Prior to May 30, 1997, certain Plan investments were shares of temporary investment funds managed by Chase Manhattan Bank. Chase Manhattan Bank was the trustee as defined by the Plan, and qualifies as a party-in-interest. Investment and administrative expenses paid to Chase Manhattan Bank by the Plan amounted to $-0- and $4,500 for the year ended December
   31, 1997 and 1996, respectively. In addition, as of September 11, 1996 (the merger date) the Plan held stock issued by Union Pacific Corporation. Prior to the merger, the Plan held stock issued by the Plan sponsor, Southern Pacific Rail Corporation (Note 7).


SOUTHERN PACIFIC RAIL CORPORATION THRIFT PLAN

Item 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
(MODIFIED CASH BASIS)
YEAR ENDED DECEMBER 31, 1997


Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Program Assets:

None


Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:


          Column A                      Column B            Column C   Column D      Column E       Column F       Column G

                                                                                      Total          Total
                                                                                      Dollar         Dollar
                                                           Number of    Number       Value of       Value of       Net Gain
 Identity of Party Involved       Description of Asset     Purchases   of Sales     Purchases        Sales        or (Loss)
Chase Bank*                   Domestic Liquity Fund             72         60      $26,790,548    $31,240,457    $     -

Invesco                       Institutional Service Trust
                                Equity Fund                     11         22          813,930     39,947,693     15,666,131

Invesco                       Institutional Service Trust
                                Flex Fund                       11         19          904,253     19,161,851      5,472,798

Invesco                       Common Stock Fund                 13         19        1,359,262      9,433,763      1,883,802



* Represents a party-in-interest.
